ARTICLES OF SHARE EXCHANGE
                                     BETWEEN
                             E-TREND NETWORKS, INC.
                             A DELAWARE CORPORATION
                                       AND
                THE HOLDERS OF THE ENTIRE ISSUED SHARE CAPITAL OF
                             E-TREND NETWORKS, INC.
                              A NEVADA CORPORATION

                         In accordance with NRS 92A.200

          The undersigned, William Hadcock, being the President, and Marc Belcourt, being the Secretary, of E-TREND NETWORKS, INC., a Delaware corporation, and Gregg Johnson, being the President, and Tim Sebastian, being the Secretary of E-TREND NETWORKS, INC., a Nevada corporation, (collectively, the "Constituent Corporations"), DO HEREBY CERTIFY as follows:

     (1) The Constituent Corporations in the share exchange (the "Exchange") are:

         E-TREND NETWORKS, INC., a Delaware corporation, ("E-Trend Delaware"), whose principal business office is located at 10900 N.E. 8th Street, Suite 900, Bellevue, Washington 98004; and

         E-TREND NETWORKS, INC., a Nevada corporation, ("E-Trend Nevada"), whose principal business office is located at 5919 - 3rd Street, S.E. Calgary, Alberta T2H 1K3 Canada.

         E-Trend Delaware is the acquiring entity in the Exchange.

     (2) An Agreement and Plan of Share Exchange dated as of December 22, 2000 (the "Plan of Share Exchange") has been approved, adopted, and executed by each of the Constituent Corporations in accordance with NRS 92A.200 ET seq. of the Nevada Corporations Act.

     (3) The Plan of Share Exchange was submitted to the holders of common stock of E-Trend Delaware, the only class of stockholders entitled to vote on the Plan of Share Exchange, and the Plan of Share Exchange was duly approved by a majority of the common stockholders entitled to vote thereon at a special meeting of the stockholders held on January 26, 2001; the vote of the majority of the stockholders cast was sufficient for approval of the Plan of Share Exchange.

     (4) The Plan of Share Exchange was submitted to the holders of common stock of E-Trend Nevada, the only class of stockholders entitled to vote on the Plan of Share Exchange, and the Plan of Share Exchange was duly approved by a majority of the common stockholders



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entitled to vote thereon at a special meeting of the stockholders held on
January 26, 2001; the vote of the majority of the stockholders cast was sufficient for approval of the Plan of Share Exchange.

     (5) The Plan of Share Exchange is on file at the Registered Office of E-Trend Delaware located 5919 - 3rd Street, S.E. Calgary, Alberta T2H 1K3 Canada, and a copy of the Plan of Share Exchange will be furnished by E-Trend Delaware, on the request and without cost to any owner of any entity which is a party to this Exchange.

     (6) The Exchange shall become effective on February 21, 2001 at 5:00 p.m. (Nevada time).

          IN WITNESS WHEREOF, the parties hereto have caused these Articles of Share Exchange to be duly executed as of this 21st day of February, 2001.

                                      E-TREND NETWORKS, INC.
                                      a Delaware corporation



                                      By: /S/WILLIAM HADCOCK
                                         --------------------------------------
                                           William Hadcock, President


                                      By: /S/MARC BELCOURT
                                         --------------------------------------
                                           Marc Belcourt, Secretary


                                      E-TREND NETWORKS, INC.
                                      a Nevada corporation


                                      By: /S/ GREGG JOHNSON
                                         --------------------------------------
                                           Gregg Johnson, President


                                      By: /S/ TIM SEBASTIAN
                                         --------------------------------------
                                           Tim Sebastian, Secretary


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